UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/17/2007

RELIABILITY INCORPORATED
(Exact name of registrant as specified in its charter)

Commission File Number:  0-7092

TX	75-0868913
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

P.O. Box 218370, Houston, TX 77218-8370
(Address of principal executive offices, including zip code)

281-492-0550
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On October 12, 2007, Reliability Incorporated (hereinafter "Reliability" or the "Company") and its subsidiaries Reliability Contractors of Florida, Inc. ("Reliability Contractors") and Medallion Electric, Inc. ("Medallion") entered into a Settlement, Sale of Stock and Release Agreement ("Agreement") with Ronald Masaracchio ("Masaracchio"), pursuant to which Reliability Contractors sold back to Masaracchio the stock of Medallion. Under the Agreement, Masaracchio released Reliability and Reliability Contractors from their notes and all remaining payment obligations relating to the earlier purchase of Medallion by Reliability Contractors and released the security for the remaining obligations of Reliability and Reliability Contractors upon payment of $325,000 by Reliability.

Item 2.01.    Completion of Acquisition or Disposition of Assets

Effective October 1, 2007, pursuant to the agreement described in Item 1.01, Reliability Incorporated's ("Reliability" or the "Company") wholly owned subsidiary Reliability Contractors of Florida, Inc. ("Reliability Contractors"), sold Medallion Electric, Inc. ("Medallion") to Ronald Masaracchio in settlement of all remaining payment obligations relating to the earlier purchase of Medallion by Reliability Contractors.
In connection with the negotiation and settlement of the relationship with Medallion, Alex Katz, an officer of Reliability and Reliability Contractors, and Mark Spoor, an officer of Reliability Contractors and Medallion, resigned from their positions and employment with such companies prior to consummation of the transaction.
Ronald Masaracchio ("Masaracchio") had been the owner of Medallion prior to its sale to Reliability Contractors on April 1, 2007. At the time of the sale, Masaracchio held two notes totaling $1,854,006, which were due October 1, 2007. The notes were secured by the assets of Medallion and the North Carolina property owned by Reliability. The sale of Medallion back to Masaracchio included a release of all liability on the notes, assumption of all Medallion ordinary course of business debts and obligations, mutual releases between Reliability and Masaracchio, including a release of the security for the notes, and requires a payment of $325,000 by Reliability. Reliability has a contract pending to sell a portion of its North Carolina property, and a portion of the proceeds will be used to pay the $325,000 due to Masaracchio; if the sale is not consummated by December 15, 2007, Masaracchio may pursue his lien rights against the North Carolina property with respect to his $500,000 note.
At the time of the sale, Masaracchio was also an employee of Medallion; there is no other relationship between Masaracchio and Reliability or any of its affiliates or any officer, director of Reliability.

Item 9.01.    Financial Statements and Exhibits

(a) None
(b) None
(c) Exhibits
       2.01 Settlement, Sale of Stock and Release Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIABILITY INCORPORATED

Date: October 16, 2007	By:	/s/ J. M. Harwell
J. M. Harwell
Executive Vice President

Exhibit Index

Exhibit No.	Description
EX-2.01